SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2017

Timberland Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-23333	91-1863696
State or other jurisdiction	Commission	(I.R.S. Employer
Of incorporation	File Number	Identification No.)

624 Simpson Avenue, Hoquiam, Washington	98550
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number (including area code) (360) 533-4747

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director

On May 30, 2017, the Board of Directors of Timberland Bancorp, Inc. (the "Company") voted to increase the size of the Board from seven to eight members and appointed Kathy D. Leodler as a director of the Company effective May 30, 2017.  The Board committees to which Ms. Leodler will be appointed have not yet been determined. Ms. Leolder was also appointed to serve as a director of Timberland Bank (the "Bank"), the Company's financial institution subsidiary effective May 30, 2017.

Ms. Leodler founded the Rampart Group LLC in 2011 after a federal law enforcement career as an FBI Special Agent and executive leader and she currently serves as the Chief Executive Officer.  The Rampart Group LLC is a business consulting company based in Seattle, Washington that employs private industry experts and law enforcement personnel to advise and provide security and investigation services to businesses and individuals.  These services include consulting, personal security, safeguarding of assets, supply chain security risk management and mitigation, crisis management, business continuity, compliance audits and training and various investigative initiatives.

During her 23 year career with the FBI, Ms. Leodler held various positions including serving as Acting Special Agent in charge of one of the FBI's top 12 U.S. based field offices.  She maintained the highest-level national security clearance and for a time served as an FBI Inspector responsible for auditing FBI field offices and headquarters divisions to ensure best practices were followed and that business operations functioned at the highest level.  Ms. Leodler is also trained and proficient in crisis management response, strategic and operational planning and conducting threat assessments.

There are no family relationships between Ms. Leodler and any director or other executive officer of the Company or the Bank and Ms. Leodler was not appointed as a director pursuant to any arrangement or understanding with any person. Ms. Leodler has not engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under Item 404(a) of Securities and Exchange Commission Regulation S-K.

For additional information concerning Ms. Leodler's background, please refer to the press release dated May 31, 2017, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 30, 2017 the Board of Directors amended Section 2 of Article III of the Company's Bylaws to increase the size of the Board from seven to eight members. A copy of the Company's Amended and Restated Bylaws is attached as an exhibit to this report.

Also on May 30, 2017, the Bank amended its Bylaws to increase the size of its Board of Directors from seven to eight members.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being furnished herewith and this list shall constitute the exhibit index:
Exhibit Number	Description

3.2	Amended and Restated Bylaws of Timberland Bancorp, Inc.
99.1	Press release of Timberland Bancorp, Inc. dated May 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TIMBERLAND BANCORP, INC.

DATE: May 31, 2017	By: /s/Dean J. Brydon
Dean J. Brydon
Chief Financial Officer